NAME OF REGISTRANT:
TEMPLETON DRAGON FUND, INC.
FILE NO. 811-08394

EXHIBIT ITEM NO. 77(C) MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS


The Annual Meeting of Shareholders of the Templeton Dragon Fund, Inc. (the "Fund") was held at the Fund's offices, 500 E. Broward Blvd., Fort Lauderdale, Florida, on May 19, 2006. The purpose of the meeting was to elect five (5) Directors of the Fund. At the meeting on May 19, 2006, the following persons were elected by the shareholders to serve as Directors of the Fund:
Gordon S. Macklin, David W. Niemiec, Frank A. Olson, Larry D. Thompson and Robert E. Wade.* No other business was transacted at the meetings.

The results of the voting at the Annual Meeting is as follows:

Proposal:  The election of five (5) Directors:

                                                % OF          % OF                          % OF        % OF
                                            OUTSTANDING      VOTED                      OUTSTANDING    VOTED
  TERM EXPIRING 2009:             FOR         SHARES        SHARES        WITHHELD        SHARES      SHARES
--------------------------------------------------------------------------------------------------------------
  Gordon S. Macklin............ 28,430,969     75.27%        97.77%        648,348          1.72%      2.23%
  David W. Niemiec............. 28,446,424     75.31%        97.82%        632,893          1.68%      2.18%
  Frank A. Olson............... 28,316,776     74.97%        97.38%        762,541          2.02%      2.62%
  Robert E. Wade............... 28,540,967     75.56%        98.15%        538,350          1.43%      1.85%

  TERM EXPIRING 2007:
-----------------------
  Larry D. Thompson............ 28,425,782     75.26%        97.75%        653,535          1.73%      2.25%


* HARRIS J. ASHTON, FRANK J. CROTHERS, S. JOSEPH FORTUNATO, EDITH E. HOLIDAY AND CONSTANTINE D. TSERETOPOULOS CURRENTLY SERVES AS INDEPENDENT DIRECTORS AND CHARLES J. JOHNSON CURRENTLY SERVES AS INTERESTED DIRECTOR. THEIR TERMS OF OFFICE CONTINUED AFTER THE ANNUAL MEETING OF SHAREHOLDERS.